EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

MidSouth Bank, N.A.

 Louisiana

Financial Services of the South, Inc.

 Louisiana

MidSouth Statutory Trust I

Connecticut

MidSouth Statutory Trust II

Delaware